EXHIBIT 10.72


WINSTAR [LOGO]
- --------------------------------------------------------------------------------
     NEW MEDIA CO. INC.





As of June 6, 1996

Source Media, Inc.
8140 Walnut Hill Lane, Suite 1000
Dallas, TX 75231

Gentlemen:

This will acknowledge and confirm the terms pursuant to which Source Media, Inc. ("Licensor") has agreed to license WinStar New Media Company, Inc. and/or its affiliates ("Company") the right to utilize the programming service and technology of The Interactive Channel ("IC"), a patented platform for interactive television services owned by IT Network, Inc., a wholly owned subsidiary of Licensor, as more fully set forth in Schedule A, attached hereto and forming a part hereof.

1.  Rights Granted:  Licensor hereby grants to Company a license to utilize the
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services, products and technology of IC in "Wireless Distribution," as hereinafter defined, in the United States, its territories and possessions and Canada ("Territory"). Wireless Distribution means any and all forms of over-the-air and/or wireless distribution using any frequency of the spectrum, method or media, including but not limited to MDS, MMDS, 28 Ghz frequency, 38 Ghz frequency, conventional broadcast and satellite distribution, but excluding cable television system distribution. The license granted to Company hereunder for (i) Wireless Distribution using 37-40 Ghz frequency ("38 Ghz Wireless Distribution") shall be exclusive to Company in the United States, its territories and possessions, and nonexclusive in Canada, and (ii) all other forms of Wireless Distribution ("Non-38 Ghz Wireless Distribution") shall be nonexclusive to Company in the Territory. Company shall have the right to sublicense the rights granted in the license hereunder, without limitation; provided, however, that Company shall have the right to sublicense the services, products and technology of IC in forms of Non-38 Ghz Wireless Distribution only to the extent that any such sublicense is in furtherance of Company's reasonable commercial efforts and consistent with Company's reasonable business judgment to develop and/or implement 38 Ghz Wireless Distribution.

2.  Term:  An initial period of 5 years.  Company shall have an option,
    ----
exercisable by notice to Licensor no later than January 22, 2001, to extend the Term of the Agreement for an additional period of 5 years. Thereafter, Company shall have options exercisable on or before March 22 of the fifth year of any such 5-year period, each to extend the Term by a successive 5-year period.

3.  License Fees:   In consideration of the rights granted herein, Company shall
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pay Licensor the following sums ("License Fees"):












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     (i) $0.20 per month for each consumer subscriber, and

     (ii) 5% of Company's monthly "Adjusted Gross Revenue" for each business-to-business installation. Adjusted Gross Revenue shall be defined in a manner that includes as deductions from Company's gross revenues all deductions enumerated in Schedule B, attached hereto and forming a part hereof, and that is no less favorable than that contained in Schedule B, save for the different percentage of gross revenue specified. Licensor warrants and represents that the definition of revenues set forth in Schedule B is substantially similar to that currently in force in Licensor's agreement with Cableshare.

The License Fees shall be payable no later than 60 days following the end of any calendar quarter in which Company has generated revenue from engaging in Wireless Distribution to any consumer or business-to-business installation.

4.  Minimum Guarantee:   In the event that Company exercises its option pursuant
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to paragraph 2 to extend the term of the Agreement for an additional period of 5 years ("Years 6 - 10"), Company shall pay Licensor License Fees of no less than the following amount ("Minimum Guarantee") in each contract year as follows:

          Year 6          $50,000
          Year 7          $50,000
          Year 8         $150,000
          Year 9         $250,000
          Year 10        $250,000

In Year 11, if any, and any subsequent year, the Guarantee shall be increased by the sum of $50,000 over the preceding year, up to a maximum of $500,000 per year in Year 15, if any. If the License Fees payable pursuant to paragraph 3 hereof are less that the Minimum Guarantee, the difference shall be paid by Company within 60 days following the end of such contract year.

Notwithstanding the foregoing, in any year of Year 6 - Year 16, if any, in which the License Fee is less than the Minimum Guarantee, Company may elect not to pay Licensor the Minimum Guarantee in any such year. If Company so elects, then Company's license hereunder shall become nonexclusive as to 38 Ghz Wireless Distribution in the Territory for any succeeding years of the Term.

Upon 15 business days' prior notice, Licensor may audit the books and records of Company with respect to the accuracy of the License Fee paid by Company. Licensor may request an audit more than one time in any calendar year. Any audit shall be conducted at the Company's offices during normal business hours and at Licensor's expense. In the event of a discrepancy in favor of Licensor which exceeds 5%, Company shall reimburse Licensor's actual, substantiated, out-of-pocket cost for the audit and pay Licensor the amount of any discrepancy.


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5.  Services of Licensor:  During the Term hereof, Licensor shall make available
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to Company products and/or services set forth in Schedule A on the following basis:

     (a) For Part II, IC Interactive System Hardware, Company's cost shall not exceed Licensor's actual, auditable, out-of-pocket costs, with a mark-up of 7-1/2%, notwithstanding any provision in Part II to the contrary;

     (b) For Part III, IC Interactive System, in each local area where Company or any of its affiliates or desingees holds a license for providing
     telecommunications services in the 38   Ghz band ("Licensed Area"), there
     shall be a cost to Company of  $22,500 for the first   headend software
     unit in any Licensed Area, $1,500 for each additional headend in a Licensed Area using a headend software unit, and $100 for each copy of ITN authorizing software provided to Company by Licensor. Company shall pay costs due Licensor within 30 days of delivery of software. All costs payable to Licensor pursuant to this subparagraph 5 (b) shall be deemed an advance against and recoupable from any License Fees otherwise owed Licensor hereunder. There shall be no other costs to Company for the IC Interactive System except those provided in subparagraph 5(b), notwithstanding any provision in Part III to the contrary; and

     (c) For Part IV, Training, the cost to Company shall be Licensor's actual, out-of-pocket, direct costs for personnel, calculated on a per-diem basis, plus an amount equal to 15% of such the per-diem personnel costs, representing Licensor's overhead, notwithstanding any provision in Part IV to the contrary.

Licensor warrants and represents that the costs charged to Company pursuant to subparagraphs 5(a), (b) and 5(c) hereof shall be at least as favorable to Company as those charged by Licensor to its most favored licensee and/or customer. In no event shall Company have any obligation to utilize any of the
products and/or services specified in Schedule A.   In the event that Licensor
should develop and offer to sell to third parties any additional products, services and/or technologies applicable to any aspect of the products, services and/or technologies licensed hereunder, Licensor shall make any such products, services, or technologies available to Company on the foregoing basis.

6.  Press Releases:  Promptly following the execution of this Agreement, the
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parties shall mutually agree on any press release with respect to the transaction which is the subject of this Agreement.

7.  Warranties and Representations:  Each party warrants and represents that it
    ------------------------------
has the right to enter into this Agreement, to grant all rights granted herein, and to perform all of its obligations hereunder and that the party's exercise of its rights hereunder shall not violate the rights of any third party, including but not limited to patent or trademark. Each party shall indemnify and hold harmless the other against any claims, damages, liabilities, costs and expenses, including but


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not limited to reasonable counsel fees, resulting from or arising out of the breach by the indemnifying party of any warranty, representation or agreement herein.

8.  Information:  Licensor retains all right, title and interest in and to any
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software, programming, trademarks and/or technology use for the IC interactive system and licensed to Company under this Agreement. Company will not permit the software, programming, trademarks and/or technology to be copied or disclosed to any third party, except pursuant to a valid sublicense under this Agreement.

Each party, and its employees, agents and representatives, shall maintain in confidence the terms and conditions of this Agreement, including all data or information, whether oral or written, provided by one party to the other party, or acquired or developed pursuant to this Agreement ("Information") and shall not provide such information to any third party unless:

     (a) with the consent of the party originally providing the Information;

     (b) to the extent necessary to comply with law or a valid court order;

     (c) as part of the party's normal reporting or review procedures to its parent company, its financiers or their duly appointed representatives, its auditors or attorneys, provided that the parent company, financiers or their duly appointed representatives, auditors or attorneys agree to be bound by the obligations of this paragraph 8; or

     (d) in order to enforce the party's rights under this Agreement.

9.  Termination of Exclusivity:  In the event that Company has not engaged in
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meaningful deployment of 38 Ghz Wireless Distribution by the end of Year 9 or
any subsequent year of the Term, if any, Licensor shall have the right upon one year's prior written notice to Company to be given not earlier that the first day of Year 10 ("Notice Period"), to cause Company's license thereof to become nonexclusive; provided, however, that such notice shall have no effect if, during the Notice Period following Company's receipt of such notice, Company has commenced meaningful deployment of 38 Ghz Wireless Distribution. In the event that Licensor exercises its foregoing right and Company has not commenced meaningful deployment of 38 Ghz Wireless Distribution during the Notice Period, Company shall have no further obligation to pay a Minimum Guarantee hereunder.

10.  Standard Provisions:  This Agreement shall be governed by and construed
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according to the laws of the State of New York applicable to contract made and to be fully performed therein. Licensor hereby consents to and submits to the jurisdiction of the federal and state courts located in the State of New York. The rights granted to Company hereunder are of a special and unique character which gives them a peculiar value, the loss of which cannot reasonable or adequately be compensated for in damages in an action at law, and the breach by Licensor of any provisions contained in this Agreement will cause Company irreparable injury and damage. Company shall be entitled, as a matter of right, to seek injunctive and other equitable relief to prevent the violation of any of the provisions of this Agreement by Licensor. Neither this provision, nor the



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exercise by Company of any of its rights hereunder shall constitute a waiver by
Company of any other rights which it may have to damages or otherwise.

While it is the desire of the parties hereto to enter into a more formal agreement, containing the terms and conditions set forth herein as well as other provisions standard in agreements of this nature, unless and until such an agreement is executed, this Agreement shall be binding in all respects and constitute the entire understanding between the parties with respect to the subject matter hereof.

Please sign below to indicate your acceptance of the foregoing.
Very truly yours,

WINSTAR NEW MEDIA CO., INC.                       ACCEPTED & AGREED:

                                                  SOURCE MEDIA INC.:


By:
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                                                 By:
                                                     --------------------------



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                                   SCHEDULE A

(Attached to and forming a part of the Agreement dated as of June 6, 1996, between WinStar New Media Co. Ind. and Source Media, Inc.)

                    Interactive Channel Products and Services

          I.   Introduction

               IT Network, Inc. (ITN), a wholly-owned subsidiary of Source Media, Inc., and its research and development company Cableshare
               (CSH) have developed a patented platform for Interactive Television services-The Interactive Channel (IC) that allows cable subscribers to simultaneously select and view prerecorded audio and video presentations. The presentations are multiplexed and only need a regular 62MHz cable bandwidth.

               Subscribers direct interactive sessions with an infrared remote control by selecting menu items listed on their television screens. The Interactive Receiver sends the control messages over the telephone line to the Presentation System (Headend computer). This computer interprets the message, assembles the requested presentation, and returns the video image over the CATV network and the audio through the telephone line. Once the video and audio signals are received, the signals are combined and displayed on the television set.

II.            IC Interactive System Hardware

               ITN Interactive Television products provide a complete multimedia Interactive television system. This system consists of three key components: the Interactive Receiver or Interactive Set-Top Box, the Presentation System, and the Media Production Workstation.

               A.   The Presentation System (Headend)

                    The IC Presentation System resides at the cable system headend. The system can be modularly expanded to handle larger numbers of concurrent users, with all users reaching different information at the same time.

                    1.   Unix System Components

                         a.   System & Application Server
                         b.   Digital Video Subsystem
                         c.   Digital Audio Subsystem (PC/Unix)
                         d.   Miscellaneous Standard Hardware



Source Media, Inc.                      1



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                    2.   Unix Systems Cost

                                   Systems:
Systems by Users                   12     24     32     48    96      192    384    500
                                                                      Est.   Est.   Est.
Total Cost (USSK)
Max # of IC Subscribers            240    480    640    960   1,920   3,840  7,680  10,000
(Assuming 5% peak usage)

                                       IC Unix Presentation System
350

300

250

200                                [GRAPH]

150

100

 50

  0
          12        24        32        48        100       192       384       500
                                       Systems by Concurrent Users

                    3.   Installation Per Unix System

          B.        The Interactive Receiver

                    The Interactive Receiver receives and displays the requested interactive television programming on users' TV screen. ITN's ITV server solution supports a variety of subscriber terminal.

                    ITN/CSH Interactive Receivers           Available Time

                    Phase A/Analog Receiver                 June 96
                    Phase B/Analog Receiver                 Q4 96
                    Sidecar for GI, S-A Decoder             Q1 97
                    Sidecar for Any MPEG Decoder            Q1 97



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                      INT Interactive Set-Top Box Cost Est.
[Costs (US)]

200

150                                [GRAPH]

100

 50

  0

               Phase A             Phase B             Sidecar
                              Sec-Top Boxes

          C.   The Media Production Workstation

               Programming is created and modified using a Media Production Workstation (MPW) which is software based and operates on a personal computer. From an equipment stand point, the whole MPW system is divided into two segments: hardware and software. Hardware can be secured off the shelf. The system utilizes two kinds of software: proprietary software provided by ITN and off-the-shelf multimedia software.

               Bundled PCs and ITN software
               (ITN Authoring software only:

III.      IC Interactive System

          Together with bundled IC hardware, ITN will provide ITV server operating software, ITV client operating software, remote management and updated software, software training and documentation, software support, enhancements/updates, and maintenance.

          A. IC System Software License in accordance with the terms of the Agreement. Including maintenance, update and telephone support



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          B.   IC Programming License
               (Distribution restricted to IC infrastructure)

               Basic Templates included:

               1. Navigation System
               2. Main Menu
               3. News-on-Demand
               4. Advertisements
               5. Electronic Programming Guide Module
               6. Home Shopping Catalog
               7. Educational Programming
               8. Electronic Yellow Pages Module
               9. Games (Trivia, Time Zone, Word Trap)

               Optional Application Templates (Not included in IC Programming License):

               Each application will be delivered with complete navigation to interface with the system and with basic screens or menus consistent with the "look and feel" found on existing IC programming.

               1.   Movie-On-Demand
               2.   On Line Information Services (Stock Quotes, etc.)
               3.   Distance Learning
               4.   Authoring Navigational Software


IV.       Training
          A.   Training Courses

               1.   MPW Training:
                    Media Production Workshop-------------------------ITN-100

               2.   Application Training:
                    a. Introduction for Application Development-------ITN-150
                    b. Advanced Application Development---------------ITN-151

               3.   System Training:
                    a. Configuring a ITN/CSH System-------------------ITN-200
                    b. Maintaining a ITN/CSH System-------------------ITN-201

               4.   Marketing and Customer Service Training:



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                    a. Model Subscriber Acquisition Campaign for launch
                       period--ITN301
                    b. Marketing Support Procedures includes collateral material
                       -----ITN302
                    c. Subscriber Service Procedures includes collateral
                       material--------ITN303

          B.   Training Fees

               All training is provided at either IT Network, Inc. Dallas, Texas, USA or Cableshare, Inc. London, Ontario, Canada. Training fees are based on maximum class capacity of 10 trainees.

               1.   System, MPW and Application Training
               2.   Application Development and Consulting


               3.   Marketing and Customer Service Training



Source Media, Inc.                      5
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                                   SCHEDULE B

(Attached to a forming a part of the Agreement dated as of June 6, 1996, between WinStar New Media Co. Inc. and Source Media Inc.)



Definition from Agreement between Cableshare and IT Network, Inc., revised for Agreement between WinStar New Media Co. Inc. and Source Media, Inc.:


     "Revenue" means gross revenues, exclusive of value added taxes, gross receipts taxes or similar taxes, derived by Company from operating or sub-licensing a wireless system utilizing Interactive Channel programming services and technology, determined on the basis of generally accepted accounting principles.